                                                                    Exhibit G(2)

                      SCHEDULE 1 TO THE CUSTODIAN AGREEMENT

                                     BETWEEN

                         MASSMUTUAL INSTITUTIONAL FUNDS

                                       AND

                         INVESTORS BANK & TRUST COMPANY
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                                   Schedule 1

                                     To the
                               CUSTODIAN AGREEMENT
                                     Between
            MassMutual Institutional Funds and Investors Bank & Trust

                    Series of MassMutual Institutional Funds

                              MassMutual Prime Fund
                         MassMutual Short-Term Bond Fund
                           MassMutual Core Equity Fund
                     MassMutual Small Cap Value Equity Fund
                            MassMutual Core Bond Fund
                            MassMutual Balanced Fund
                      MassMutual International Equity Fund
                         MassMutual Indexed Equity Fund
                        MassMutual Diversified Bond Fund
                          MassMutual Growth Equity Fund
                      MassMutual Mid Cap Growth Equity Fund
                     MassMutual Small Cap Growth Equity Fund

                                 MASSMUTUAL INSTITUTIONAL FUNDS

                                 By: /s/ Stuart H. Reese
                                     --------------------------
                                 Title: President
                                        -----------------------


                                 INVESTORS BANK & TRUST COMPANY

                                 By: /s/
                                     --------------------------
                                 Title:
                                        -----------------------